                                                                    Exhibit 99.3



                          VOTING AND LOCK UP AGREEMENT


         This Voting and Lock Up Agreement, dated as of November 18, 2003 (this "Agreement"), is made by and among NCO Group, Inc., a Pennsylvania corporation ("Parent"), and the Shareholder of RMH Teleservices, Inc., a Pennsylvania corporation (the "Company"), identified on the signature pages hereto ( "Shareholder").


                                   WITNESSETH:


         WHEREAS, Parent, NCOG Acquisition Corporation, a Pennsylvania corporation and wholly-owned subsidiary of Parent ("Purchaser") and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"; capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed to such terms in the Merger Agreement), pursuant to which Parent shall acquire all of the issued and outstanding shares of common stock, no par value per share, of the Company (the "Common Stock") in accordance with and subject to the terms and conditions of the Merger Agreement (the "Merger");

         WHEREAS, Shareholder is the record or beneficial owner of the number of shares of Common Stock set forth on Schedule A hereto (all such shares of Common Stock and any shares of Common Stock hereafter acquired by such Shareholder, including upon exercise of any Company option or warrant but excluding any shares of Common Stock issuable pursuant to any option or warrant exercise unless and until such shares are issued by the Company, the "Shares");

         WHEREAS, as a condition to entering into the Merger Agreement and incurring the obligations set forth therein, Parent has required that Shareholder agree to enter into this Agreement; and

         WHEREAS, Shareholder wishes to induce Parent to enter into the Merger Agreement and therefore Shareholder is willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                VOTING AGREEMENT


         SECTION 1.01 Voting Agreement. Shareholder hereby agrees that, from and after the date hereof and until the earlier of (x) the Effective Time or (y) the termination of the Merger Agreement pursuant to its terms (such earlier date, the "Termination Date"): (a) at any meeting of the shareholders of the Company, however called, it will cause the Shares Shareholder beneficially owns to be counted as present (or absent if requested by Parent) for purposes of establishing a quorum and (b) at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, such Shareholder shall vote (or cause to be voted) all of such Shareholder's Shares (i) in favor of the approval and adoption of the Merger Agreement, the Merger and all the transactions contemplated by the Merger Agreement and this Agreement and otherwise in such manner as may be necessary to consummate the Merger; (ii) against any action, proposal, agreement or transaction that would result in a breach of any covenant, obligation, agreement, representation or warranty of the Company under the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any action, agreement, transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including any Company Take-Over Proposal) that could reasonably be expected to result in any of the conditions to the Merger or to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or could reasonably be expected, to impede, interfere, delay, discourage or adversely affect the Merger Agreement, the Merger or this Agreement. Any vote by Shareholder that is not in accordance with this Section 1.01 shall be considered null and void, and the provisions of Section 1.02 shall be deemed to take immediate effect.

         SECTION 1.02 Irrevocable Proxy. Shareholder hereby irrevocably constitutes and appoints Parent, or its designees, from and after the date hereof and until the Termination Date (at which point such constitution and appointment shall automatically be revoked) as Shareholder's attorney, agent and proxy (such constitution and appointment, the "Irrevocable Proxy"), with full power of substitution, to vote and otherwise act with respect to all such Shareholder's Shares at any meeting of the Shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, and in any action by written consent of the Shareholders of the Company, on the matters and in the manner specified in Section 1.01. Without limiting the foregoing, in any such vote or other action pursuant to such proxy, neither Parent nor any other person listed in the immediately preceding sentence shall in any event have the right (and such proxy shall not confer the right) to vote against the Merger. THIS PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM A SHAREHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF THIS AGREEMENT. Shareholder hereby revokes all other proxies and powers of attorney with respect to all Shareholder's Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of Shareholder and any obligation of Shareholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Shareholder.

                                   ARTICLE II
                                LOCK UP AGREEMENT


         SECTION 2.01 One Year Lock Up. During the period beginning on the date hereof and continuing to and including the one year anniversary of the Effective Date (the "Lock Up Period"), Shareholder will not, without the prior written consent of Parent, directly or indirectly: (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of Parent (including shares of common stock of Parent issued to Shareholder in connection with the Merger and pursuant the Merger Agreement (such shares are referred to as the "Parent Shares")), or any options or warrants to purchase any Parent Shares, or any securities convertible into, exchangeable for or that represent the right to receive Parent Shares, whether now owned or hereinafter acquired, owned directly by Shareholder (including Shareholder holding as a custodian); or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Parent Shares; whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of Parent Shares, in cash or otherwise. The foregoing restriction is expressly agreed to preclude Shareholder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to, or result in, a sale or disposition of Shareholder's Parent Shares even if such Parent Shares would be disposed of by someone other than Shareholder. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of Shareholder's Parent Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Parent Shares. Shareholder further represents and agrees that Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Parent to facilitate the sale or resale of the Parent Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Parent Shares or any related securities. Notwithstanding the foregoing, a Shareholder may transfer Parent Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Parent. For purposes of this
Section 2.01, "immediate family" shall mean the undersigned's spouse, children, grandchildren, and siblings. The Shareholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Shareholder's Parent Shares except in compliance with the foregoing restrictions.

         SECTION 2.02 Controlled Sale Subsequent to Lock Up Period. For a period of twelve (12) months following the Lock Up Period, Shareholder will not, without the prior written consent of Parent, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Parent Shares, or any options or warrants to purchase any Parent Shares, or any securities convertible into, exchangeable for or that represent the right to receive Parent Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) except that the Shareholder may sell, transfer or otherwise dispose of Parent Shares totaling in the aggregate, within each 90 day period, 27,000 shares of common stock of Parent; provided, that (i) Shareholder provides Parent with prior written notice (via telephone, email or fax) to: Paul E. Weitzel, Jr., Executive VP - Corporate Development & International Operations (phone:
(215) 441-2369; e-mail: paul.weitzel@ncogroup.com; fax: (215) 441-3931); (ii)
such sale, transfer or other disposition is made through Deutsche Bank Securities Inc. and (iii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act of 1933, as amended. Upon the one year anniversary of the expiration of the Lock Up Period, none of the restrictions set forth in this Section 2.02 shall apply, and Parent will promptly take, and will cause its transfer agent, legal counsel and all other appropriate representatives to take, all necessary or appropriate actions to remove any applicable legends or transfer restrictions on any Parent Shares owned by Shareholder at such time, except as may otherwise be required by applicable laws.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER


         Shareholder hereby represents and warrants to Parent as follows:

         SECTION 3.01 Authority of Shareholder. Shareholder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Shareholder and the performance by Shareholder of its obligations hereunder have been duly authorized by all requisite action on the part of Shareholder. This Agreement has been duly and validly executed and delivered by Shareholder and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, except as limited by bankruptcy, insolvency and other similar Laws or equitable principles (but not those concerning fraudulent conveyance) generally affecting creditors' rights and remedies.

         SECTION 3.02 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, (i) conflict with or violate any agreement to which Shareholder is a party, any trust agreement or any equivalent organizational documents, as the case may be, of Shareholder, (ii) conflict with or violate any Law applicable to Shareholder or by which any property or asset of Shareholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, pledge, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Shareholder, except, with respect to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of Shareholder to carry out Shareholder's obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by Shareholder does not, and the performance of this Agreement by Shareholder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Body, except (i) for applicable requirements, if any, of the Exchange Act and state securities or "blue sky" laws, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of Shareholder to carry out Shareholder's obligations under this Agreement.

         SECTION 3.03 Ownership of Shares. As of the date hereof, except as set forth on Schedule A hereto, Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement) of, and has good, valid and marketable title to, the number of Shares set forth opposite Shareholder's name on Schedule A hereto. Except as set forth on Schedule A, Shares are all the securities (as defined in Section 3(a)(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company owned, either of record or beneficially, by Shareholder as of the date hereof and Shareholder does not have any option or other right (including, without limitation, any Company Option) to acquire any other securities of the Company. The Shares owned by Shareholder are owned free and clear of all Encumbrances, other than any Encumbrances created by this Agreement. Except as provided in this Agreement, Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by Shareholder.

         SECTION 3.04 Reliance by Parent. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution, delivery and performance of this Agreement.

         SECTION 3.05 No Finder's Fees. No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder's, financial advisor's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of Shareholder that is or will be payable by Parent, the Company or any of their respective Subsidiaries.

         SECTION 3.06 Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Shareholder, threatened against Shareholder, or any property or asset of Shareholder, before any Governmental Body that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

                                   ARTICLE IV
                          COVENANTS OF THE SHAREHOLDER


         SECTION 4.01 No Disposition or Encumbrance of Shares. Shareholder hereby agrees that, except as contemplated by this Agreement, Shareholder shall not (i) deposit into any voting trust, enter into any voting agreement, or create or permit to exist any Encumbrances of any nature whatsoever (other than pursuant to this Agreement) with respect to, Shareholder's Shares or Parent Shares (or agree or consent to, or offer to do, any of the foregoing), or (ii) take any action that would make any representation or warranty of Shareholder herein untrue or incorrect or have the effect of preventing, delaying or disabling Shareholder from performing Shareholder's obligations hereunder.

         SECTION 4.02 No Solicitation of Transactions. Shareholder shall not, directly or indirectly, through any Representative, or otherwise, (i) solicit, initiate, facilitate or encourage, directly or indirectly, any inquiries relating to, or the submission of, any Company Take-over Proposal, (ii) participate in any discussions or negotiations regarding any Company Take-over Proposal, or in connection with any Company Take-over Proposal, or furnish to any Person any information or data with respect to or provide access to the properties of the Company or any of its Subsidiaries, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Take-over Proposal or (iii) enter into any agreement with respect to any Company Take-over Proposal or approve or resolve to approve any Company Take-over Proposal; provided, however, that nothing in this Section 4.02 shall prevent Shareholder from acting in Shareholder's capacity as a director or officer of the Company, or taking any action in such capacity (including at the direction of the Company's board of directors), but only in either such case as and to the extent permitted by Section 6.8 of the Merger Agreement. Except as otherwise provided by Section 6.8 of the Merger Agreement, Shareholder shall, and shall direct or cause Shareholder's Representatives to, immediately cease any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing actions described in (i), (ii) and (iii) of this Section 4.02.

         SECTION 4.03 Cooperation. Shareholder agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement. Shareholder authorizes Parent to deliver a copy of this Agreement to the secretary or other officer of the Company authorized to tabulate votes.

         SECTION 4.04 Information for Proxy Statement; Disclosure. Shareholder covenants and agrees that none of the information relating to Shareholder and its affiliates that has been or will be furnished to Parent by Shareholder for inclusion in the Proxy Statement will, at (i) the time the Proxy Statement (or any amendment or supplement thereto) is first filed with the SEC or mailed to Shareholders of the Company or (ii) the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Shareholder agrees to permit Parent to publish and disclose in the Proxy Statement and any related filings under applicable securities Laws Shareholder's identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement and any other information regarding Shareholder as required by applicable Laws.

         SECTION 4.05 Waiver of Appraisal or Dissenter Rights. Shareholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any dissenters' rights, any rights of appraisal and any similar rights relating to the Merger or any related transaction that Shareholder may have by virtue of the ownership of any outstanding shares of Common Stock owned by Shareholder.

         SECTION 4.06 Director and Officer Matters Excluded. Parent acknowledges and agrees that no provision of this Agreement shall limit or otherwise restrict Shareholder with respect to any act or omission that Shareholder may undertake or authorize in Shareholder's capacity as a director or officer of the Company, including, without limitation, any vote of Shareholder in Shareholder's capacity as a director or officer of the Company with respect to any matter presented to the Company's board.

                                    ARTICLE V
                                  MISCELLANEOUS


         SECTION 5.01 Legending of Certificates; Nominees Shares; Stop Transfer. Upon request by Parent, Shareholder agrees to submit to Parent contemporaneously with or promptly following execution of this Agreement all certificates representing their Shares and/or Parent Shares so that Parent may note thereon a legend referring to the rights granted to it under this Agreement. If any of the Shares beneficially owned by a Shareholder are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee," and, as to such Shares, "Nominee Shares"), Shareholder agrees that, upon written request by Parent, Shareholder will within five days of such request execute and deliver to Parent a limited power of attorney, in form and substance reasonably satisfactory to Parent, enabling Parent to require such Nominee to (i) enter into an agreement to the same effect as Article I and II hereof with respect to the Nominee Shares held by such Nominee and (ii) submit to Parent the certificates representing such Nominee Shares for notation of the above-referenced legend thereon.

         SECTION 5.02 Disclosure. Shareholder shall consult with Parent before issuing any press release or otherwise making any public statement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. Without limiting the generality of the foregoing, Shareholder shall not, and shall not permit any of its Representatives to, make any disclosure to its employee, to the public or otherwise regarding this Agreement or the Merger Agreement unless (a) Parent shall have been given the opportunity to review and comment upon such disclosure and shall have approved such disclosure or (b) Shareholder shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

         SECTION 5.03 Adjustments.

                  (a) In the event (i) of any increase or decrease or other change in the Shares or Parent Shares by reason of stock dividend, stock split, reverse stock split, recapitalizations, combinations, exchanges of shares or the like or (ii) that a Shareholder becomes the beneficial owner of any additional shares of Common Stock or other securities of the Company or Parent, then the terms of this Agreement shall apply to the shares of capital stock and other securities of the Company or Parent held by the Shareholder immediately following the effectiveness of the events described in clause (i), or Shareholder becoming the beneficial owner thereof pursuant to clause (ii).

                  (b) Shareholder hereby agrees to promptly notify Parent of the number of any new Shares, Parent Shares or other securities acquired by Shareholder, if any, after the date hereof.

         SECTION 5.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 5.04):

                  (a) if to Shareholder:

                      To the appropriate address set forth on Schedule B hereto

                  (b) if to Parent:

                      NCO Group, Inc.
                      507 Prudential Road
                      Horsham, PA 19044
                      Attention: General Counsel, Joshua Gindin
                      Fax #: (215) 441-3929

                      with a copy to:

                      NCO Group, Inc.
                      507 Prudential Road
                      Horsham, PA 19044
                      Attention: Chief Financial Officer, Steven Winokur Fax #: (215) 441-3908

                      and

                      NCO Group, Inc.
                      507 Prudential Road
                      Horsham, PA 19044
                      Attention: Executive Vice President - Corporate Development & International
                      Operations, Paul Weitzel
                      Fax #: (215) 441-3931

         SECTION 5.05 Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

         SECTION 5.06 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         SECTION 5.07 Entire Agreement. This Agreement (together with the Schedules hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, other than the Merger Agreement and the other agreements contemplated thereby.

         SECTION 5.08 Applicable Law; Jurisdiction. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof or any other jurisdiction. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the Commonwealth of Pennsylvania (and agrees not to commence any such action except in such courts) and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in such court has been brought in an inconvenient forum; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 5.04.

         SECTION 5.09 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity, without necessity of proof that there is no adequate remedy at law or requirement to post any security bond.

         SECTION 5.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.11 Costs and Expenses. Except as otherwise provided in the Merger Agreement, all costs and expenses of the parties hereto, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 5.12 Parties in Interest; Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and its respective successors and assigns; provided, however, that except in connection with bona fide gifts or transfers to certain trusts in accordance with Section 2.01, neither this Agreement nor any of Shareholder's rights hereunder may be assigned without the prior written consent of Parent, and any attempted assignment of this Agreement or any of rights by Shareholder without such consent shall be void and of no effect; provided, further, that Parent may assign this Agreement to any direct or indirect subsidiary of Parent, but any such assignment shall not relieve Parent of any of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any assignment prohibited under this Section shall be null and void.

         SECTION 5.13 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         SECTION 5.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 5.15 Construction.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) For purposes of this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."


                          -- SIGNATURE PAGES FOLLOW --

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.



         By:_______________________________________
         Name:



















                 SIGNATURE PAGE TO VOTING AND LOCK UP AGREEMENT

                  IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.

                  NCO GROUP, INC.



                  By:_______________________________________

                  Name:
                  Title:



















                 SIGNATURE PAGE TO VOTING AND LOCK UP AGREEMENT

                                   Schedule A


Name                         Number of Shares of Common Stock

                                   Schedule B


Name                         Address